Exhibit 10.18

LOAN, Security and GUARANTEE AGREEMENT

This LOAN, SECURITY AND GUARANTEE AGREEMENT (this “Agreement”) dated the Effective Date, among the Export-Import Bank of the United States, as lender (“Ex-Im Bank”), Borrower, as borrower, and each of the Guarantors signatory hereto, as guarantors, provides for certain loans pursuant to the Global Credit Express Program (“GCE Program”) established by Ex-Im Bank to provide credit to United States small business exporters. The parties hereto hereby agree as follows:

Section 1. DEFINED TERMS; certain principal terms. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 14 or, if not defined in Section 14, in the UCC. Annex A summarizes certain of the principal terms of this Agreement.

Section 2. LOAN; INTEREST; FEES; PAYMENTS. Borrower hereby unconditionally promises to pay to Ex-Im Bank the outstanding principal amount of all Disbursements and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

(a) Line of Credit. So long as no Event of Default has occurred and subject to the terms and conditions hereof, Ex-Im Bank agrees to make Disbursements from time to time available to Borrower from the Effective Date until the Maturity Date in an aggregate outstanding principal amount not to exceed the Maximum Loan Amount. Borrower may borrow, prepay (without premium or penalty) and reborrow Disbursements at any time, subject to the limitations contained in this Agreement. All outstanding principal and accrued and unpaid interest under each Disbursement is due and payable in full on the Maturity Date (or upon any acceleration thereof under Section 9(a)(i)), together with any other amounts owing hereunder.

(b) Interest.

i. Interest Payments. Commencing on the last calendar day of the month following the Effective Date, Borrower shall make monthly payments of interest in arrears through such date on the Disbursements at the rate set forth in Section 2(b)(ii). Interest shall continue thereafter to be payable monthly on the last calendar day of each month.

ii. Interest Rate. The principal amount outstanding under each Disbursement shall accrue interest at a fixed per annum rate equal to the Interest Rate. In the event Ex-Im Bank elects to exercise its remedies pursuant to Section 9(a)i, Disbursements shall immediately bear interest at a rate per annum which is 1.0% above the rate that is otherwise applicable pursuant to the preceding sentence and any past due fees and expenses under the Loan Documents shall bear interest at this same default rate. Interest shall be computed on the basis of a 365/366-day year for the actual number of days elapsed.

(c) Fees. Borrower shall pay or have paid the following fees:

i. Referral Fee. A one time fully earned, non-refundable Referral Fee in an amount determined by the Originator but in any event, not to exceed Two Thousand Dollars ($2,000.00) payable to Originator on or prior to the Effective Date, which amount shall be paid from the first Disbursement.

ii. Exposure Fee. A one time fully earned, non-refundable Exposure Fee payable to Ex-Im Bank on the Effective Date, which amount may not be paid from any Disbursement hereunder.

iii. Application Fee. A one time fully earned, non-refundable Application Fee (as defined on Annex A) payable to Originator on or prior to the Effective Date.

(d) Payments. All payments (including prepayments, which shall be in a minimum amount of $1,000 or such lesser amount as Ex-Im Bank may agree) to be made by Borrower under any Loan Document shall be made in Dollars, without setoff or counterclaim, before 6:00 p.m. Eastern time on the date when due, by wire transfer from a domestic bank and addressed as set forth in the Ex-Im Wire Instructions. Payments of principal and/or interest received after 6:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(e) Procedures for Borrowing. Subject to satisfaction of all applicable conditions in Section 3, to obtain a Disbursement, Borrower shall notify Ex-Im Bank (which notice shall be irrevocable) by electronic mail sent to credit.administration@exim.gov, which notice must attach a completed Disbursement Request Form (or, in the case of the initial Disbursement on the Effective Date, a Letter of Direction) executed by an Authorized Representative (as designated in the Borrower Resolution and Incumbency Certificate delivered pursuant to Section 3(a)(iii)) or his or her designee. The Disbursement shall be made as soon as practicable by Ex-Im Bank and no later than ten (10) Business Days from the date the completed Disbursement Request Form (or Letter of Direction) is received. Each Disbursement shall be in a minimum amount of $10,000 and in even increments of $1,000 or such lesser amount as Ex-Im Bank may agree. Ex-Im Bank shall be entitled to rely on the authenticity of any such electronic mail notification from an Authorized Representative or his or her designee. Borrower acknowledges and agrees that the Disbursement procedures in this Section 2(e) and the payment procedures in Section 2(d) above may be changed at the discretion of Ex-Im Bank upon notice to Borrower.

Section 3. CONDITIONS OF DISBURSEMENTS.

(a) Conditions Precedent to the Initial Disbursement. Ex-Im Bank’s obligation to make the initial Disbursement is subject to the condition precedent that Ex-Im Bank shall have received, in form and substance satisfactory to Ex-Im Bank, such documents, and completion of such other matters, as Ex-Im Bank may reasonably deem necessary or appropriate, including each of the documents listed in the closing checklist attached as Exhibit D hereto (to the extent not duplicative of the following) and the following:

i. This Agreement, duly executed by Borrower and Guarantors;

ii. Borrower’s Operating Documents and a good standing certificate of Borrower certified by the secretary of state (or similar authority) of the state of Borrower’s state of organization as of a date no earlier than thirty (30) days prior to the Effective Date;

iii. duly executed original signatures to the completed Borrower Resolution and Incumbency Certificate of Borrower authorizing the execution, delivery and performance of this Agreement, a loan application, notes, other agreements, indemnities, security agreements, guarantees (whether related to Borrower’s own obligations or those of others), and other instruments evidencing such loans or credit arrangements, including modifications, extensions or renewals thereof, substantially in the form of Exhibit A attached hereto;

iv. certified copies, dated no earlier than thirty (30) days prior to the Effective Date, of UCC financing statement searches, tax liens searches, utility security instrument searches, or such other certified searches as Ex-Im Bank shall request (and is hereby authorized to order at Borrower’s expense) accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such certified searches either constitute Liens permitted under this Agreement or have been or, in connection with the initial Disbursement, will be terminated or released;

v. certified copies of UCC financing statements or such other similar filing receipts or acknowledgements issued by a Government Authority evidencing any filing or recordation necessary to perfect the Liens of Ex-Im Bank in the Collateral in form satisfactory to Ex-Im Bank;

vi. the insurance policies and/or endorsements required pursuant to Section 6(d) hereof and evidence satisfactory to Ex-Im Bank that the insurance policies required by Section 6(d) hereof remain in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Ex-Im Bank;

vii. receipt by Ex-Im Bank from any existing creditor of the Borrower of consent letters, in form satisfactory to Ex-Im Bank, evidencing the consent of such creditor to this Agreement, the pledge of the collateral, and the making and repayment of the Disbursements hereunder;

viii. receipt by Ex-Im Bank of a completed Application with such documents, financial statements and other evidence that Ex-Im Bank may request;

ix. receipt by Ex-Im Bank of a completed Letter of Direction in the form of Exhibit E specifying to whom and in what amount the proceeds of the initial Disbursement are to be paid;

x. payment of the Exposure Fee and all other fees and expenses described herein and in the Loan Documents which are due and payable on the Effective Date, including without limitation, the fees and expenses of counsel to Ex-Im Bank;

xi. receipt by Ex-Im Bank of an anti-lobbying certificate, in the form of Exhibit F attached hereto; and

xii. receipt by Ex-Im Bank of irrevocable direction to pay proceeds agreement(s), in form and substance satisfactory to Ex-Im Bank, evidencing the Borrower’s direction to pay proceeds, up to $400,000, under any existing letter of credit naming Borrower as a beneficiary, including, without limitation, the Borrower’s irrevocable letter of credit issued by Union Bank (the Advising Bank on the ING Bank N.V. Documentary Letter of Credit L/C - E323396M in the amount of EUR 533,209) to Ex-Im Bank; and

xiii. such other agreements, documents, resolutions, reports, instruments, certifications, statements, or consents as Ex-Im Bank may require.

(b) Conditions Precedent to all Disbursements. Ex-Im Bank’s obligation to make each Disbursement, including the initial Disbursement, is subject to the following conditions precedent:

i. receipt by Ex-Im Bank of a completed Disbursement Request Form in the form of Exhibit C (or, in the case of the initial Disbursement, a completed Letter of Direction in the form of Exhibit E) specifying the amount, date and wire instructions of Borrower for each Disbursement;

ii. the representations and warranties in this Agreement shall be true, correct and complete in all material respects on the date of each Disbursement and no Event of Default shall have occurred and be continuing, or result from such Disbursement. Each Disbursement Request Form (and, in the case of the initial Disbursement, the Letter of Direction) shall constitute Borrower’s representation and warranty on that date that the representations and warranties in this Agreement and the Loan Documents remain true, correct and complete in all material respects;

iii. receipt by Ex-Im Bank of irrevocable direction to pay proceeds agreement(s), in form and substance satisfactory to Ex-Im Bank, evidencing the Borrower’s irrevocable direction to pay proceeds, up to $400,000, under any letter of credit naming Borrower as a beneficiary which came into existence after the Effective Date or which is otherwise not already the subject of an irrevocable direction to pay proceeds agreement in favor of Ex-Im Bank; and

iv. in Ex-Im Bank’s sole discretion, there has not been any Material Adverse Effect, or any material adverse deviation by Borrower from the Application.

Section 4. collateral.

(a) Grant of Security Interest. Borrower hereby grants Ex-Im Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Ex-Im Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

(b) Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a perfected security interest in the Collateral (subject only to Liens securing Indebtedness set forth on Schedule 1 that may have superior priority to Ex-Im Bank’s Lien under this Agreement). If this Agreement is terminated, Ex-Im Bank’s Liens in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.

Section 5. REPRESENTATIONS AND WARRANTIES. Borrower and Guarantors each, as applicable, represents and warrants as follows:

(a) Due Organization, Authorization; Power and Authority.

i. Borrower is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified.

ii. In connection with this Agreement, Borrower delivered to Originator a completed loan application in the form required by Ex-Im Bank, signed by Borrower and Guarantors, together with any supplementary information or materials appended thereto or furnished in connection therewith (collectively with all attachments and supplements, the “Application”).

iii. (A) Borrower’s exact legal name is that indicated on the Application and on the signature page hereof; (B) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Application; (C) the Application accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (D) the Application accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (E) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction and (F) all other information set forth in the Application and the certifications therein pertaining to Borrower and Guarantors, including with respect to Borrower’s export-related activities, are accurate and complete and such representations and certifications contained in the Application are hereby incorporated by reference herein as if fully set forth herein.

iv. Borrower is an Eligible Person.

v. The execution, delivery and performance by Borrower and each Guarantor of the Loan Documents to which it is a party have been duly authorized, and do not (A) conflict with any of Borrower’s or any Guarantor’s organizational documents, (B) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (C) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or Guarantor or any of their property or assets may be bound or affected, (D) require any action by, filing, registration, or qualification with, or approval from, any Governmental Authority (except such approvals which have already been obtained and are in full force and effect), or (E) constitute a default under any material agreement by which Borrower or Guarantor is bound.

vi. Each Loan Document to which Borrower and each Guarantor is a party constitutes a valid and legally binding obligation of Borrower and each Guarantor enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditor’s rights and to general principles of equity.

vii. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to result in any Material Adverse Effect.

(b) Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. The Collateral shall at all times be maintained at the locations set forth on Schedule 2.

(c) Litigation. There are no actions or proceedings pending or, to the knowledge of the authorized officers of Borrower, threatened in writing by or against Borrower which, if adversely determined, could reasonably be expected to result in any Material Adverse Effect.

(d) Financial Statements; Financial Condition. All financial statements for Borrower and Guarantors delivered to Ex-Im Bank fairly present in all material respects Borrower’s financial condition and Borrower’s results of operations and Guarantors’ financial condition. There has not been any material deterioration in Borrower’s or Guarantors’ financial condition since the date of the most recent annual financial statements submitted to Ex-Im Bank.

(e) Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after giving effect to the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature. Neither Borrower nor any Guarantor is the subject of any threatened, pending or current Insolvency Proceeding.

(f) Tax Returns and Payments. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower.

(g) No Corrupt Practices. Neither Borrower nor any of its officers, directors or authorized employees, agents or representatives has paid, offered or promised to pay, or authorized the payment, directly or indirectly, of any commission, bribe, pay-off or kickback or similar payment that violates any applicable law or entered into any agreement or arrangement under which any such payment will at any time be made.

Section 6. AFFIRMATIVE COVENANTS. Until indefeasible payment in full of the Obligations, Borrower shall do each of the following:

(a) Compliance with Laws. Maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which it is required to be qualified. Borrower shall comply with all laws, ordinances and regulations to which it is subject.

(b) Financial Statements and Reports. Deliver to Ex-Im Bank:

i. Annual Financial Statements. At Ex-Im Bank’s request, as soon as available, but no later than ninety (90) days after the last day of each fiscal year of Borrower, financial statements prepared under GAAP consistently applied and in a form acceptable to Ex-Im Bank;

ii. Guarantor Financial Statements. At Ex-Im Bank’s request, as soon as available, but no later than ninety (90) days after the last day of each calendar year, a financial statement covering each Guarantor’s assets and liabilities, in a form acceptable to Ex-Im Bank (individually or collectively, the “Guarantor Financial Statements”);

iii. Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower that could reasonably be expected to result in any Material Adverse Effect;

iv. Other Financial Information. Budgets, sales projections, operating plans and other financial information reasonably requested by Ex-Im Bank; and

v. Notice of Event of Default. A prompt report of any event or circumstance that constitutes an Event of Default.

(c) Taxes. Timely file all required tax returns and reports and timely pay all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower, except for deferred payment of any taxes contested in good faith and with adequate reserves.

(d) Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Ex-Im Bank may reasonably request, but which shall in any event include property and liability insurance. All property policies shall have a lender’s loss payable endorsement showing Ex-Im Bank as the sole loss payee and all liability policies shall show, or have endorsements showing, Ex-Im Bank as an additional insured.

(e) Inspection of Property, Books and Records. (i) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; (ii) permit the representatives of Ex-Im Bank to make at any time during normal business hours inspections of the Collateral and of Borrower's facilities, activities, and books and records, and cause its officers and employees to give full cooperation and assistance in connection therewith and (iii) facilitate Ex-Im Bank’s conduct of field examinations at Borrower’s facilities in accordance with the time schedule and content for such examinations that Ex-Im Bank requests. Such field examinations shall address at a minimum whether Borrower is in material compliance with the terms of each of the Loan Documents.

(g) Use of Proceeds. Use the proceeds of the Disbursements solely for Borrower’s present or future export related activities to finance the cost of manufacturing, producing, purchasing or selling the Items.

(h) Further Assurances. Execute any further instruments and take further action as Ex-Im Bank reasonably requests to perfect or continue Ex-Im Bank’s Liens in the Collateral or to affect the purposes of this Agreement.

Section 7. NEGATIVE COVENANTS. Until indefeasible payment in full of the Obligations, Borrower shall not do any of the following:

(a) Use of Proceeds. Use the proceeds of any Disbursement for any of the following: (i) servicing or repaying any existing or future indebtedness unrelated to the Loan Documents (unless otherwise expressly agreed in each instance in writing by Ex-Im Bank) or paying any Exposure Fee payable to Ex-Im Bank; (ii) acquiring fixed assets or capital assets; (iii) acquiring, equipping or renting commercial space outside of the United States; (iv) paying the salaries of non-U.S. citizens or non-U.S. permanent residents who are located in offices outside of the United States; (v) financing Inventory to be sold in a country in which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule; (vi) financing part of the cost of Inventory which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of such Inventory and is incorporated into such Inventory in the United States; (vii) financing defense articles or defense services or (viii) to finance any Inventory to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

(b) Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of all or any part of its business or property, except for (i) sale of Inventory in the ordinary course of business; or (ii) sale or other disposition of worn-out or obsolete Equipment.

(c) Changes in Business, Ownership, or Business Locations. (i) Engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto; (ii) liquidate or dissolve; (iii) enter into any transaction or series of related transactions in which the stockholders, members or partners of Borrower who were not stockholders, members or partners immediately prior to the first such transaction own more than twenty percent (20.0%) of the voting stock of or interests in Borrower immediately after giving effect to such transaction or related series of such transactions or (iv) without at least thirty (30) days prior written notice to Ex-Im Bank: (A) change its jurisdiction of organization, (B) change its organizational structure or type, (C) change its legal name, or (D) change any organizational number (if any) assigned by its jurisdiction of organization.

(d) Mergers or Acquisitions. Merge or consolidate with any other Person, or acquire, all or substantially all of the capital stock or property of another Person.

(e) Indebtedness. Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness.

(f) Liens. Create, incur, allow, or suffer any Lien on any of the Collateral, or assign or convey any right to receive income, including the sale of any Accounts, except for Permitted Liens, provided that there shall not at any time exist any tax liens or tax judgments.

(g) Investments. Make any Investments in any Person, except Permitted Investments.

(h) Restricted Payments. Pay or declare any management fees, dividends or other distributions or purchase, redeem or otherwise acquire any stock or other equity interests, except for, in the case of pass-through entities taxed at the owner level, distributions to its shareholders, members or partners during each calendar year in an aggregate amount (including all dividends or other payments) not exceeding the amount of federal and state income tax payable by such shareholder, member or partner in such year with respect to the taxable income of Borrower. Notwithstanding the foregoing, management fees may be paid or declared by the Borrower so long as such management fees are in the ordinary course of the Borrower’s business, are arms-length and no less favorable than if afforded to an unrelated party and no Event of Default exists or would exist immediately before and after payment of any management fee.

(i) Draws Under Letters of Credit. Request or receive any draws under any letters of credit pursuant to which the Borrower is the beneficiary without first making the same part of the Collateral secured hereunder pursuant to a direction to pay proceeds agreement or other instrument satisfactory to Ex-Im Bank in its sole discretion.

Section 8. EVENTS OF DEFAULT. Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

(a) Payment Default. Borrower fails to pay within five (5) calendar days of the date when due, at stated maturity or otherwise, any amount payable under any Loan Document;

(b) Cross Default. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties (i) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness or (ii) any default by Borrower or any Guarantor which could reasonably be expected to result in a Material Adverse Effect;

(c) Covenant Default. Borrower fails to comply with any material provision of this Agreement or any Loan Document and such failure is not cured within thirty calendar (30) days after the occurrence thereof;

(d) Material Adverse Effect. Any Material Adverse Effect, as determined by Ex-Im Bank, in its sole discretion, shall have occurred;

(e) Attachment; Levy. The issuance of any levy, assessment, attachment, seizure or Lien, other than a Permitted Lien, against any of the Collateral which is not stayed or lifted within thirty (30) calendar days, unless sufficient cash reserves are established;

(f) Insolvency. Borrower or any Guarantor (i) is unable to pay its debts as they become due or otherwise becomes insolvent within the meaning of Section 5(e); (ii) commences an Insolvency Proceeding or (iii) is the subject of an Insolvency Proceeding commenced by a third party which is not dismissed or stayed within thirty (30) calendar days;

(g) Priority of Security Interest. Any Lien in any of the Collateral, granted or intended by the Loan Documents to be granted to Ex-Im Bank, ceases to be a valid, enforceable, perfected, first priority Lien subject only to Permitted Liens;

(h) Material Provision. Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms;

(i) Liquidation. Any proceeding is commenced by or against Borrower or any Guarantor for the liquidation of its assets or dissolution;

(j) Litigation. Any litigation is filed against Borrower or any Guarantor which has resulted in or could reasonably be expected to result in a Material Adverse Effect and such litigation is not withdrawn or dismissed within thirty (30) calendar days of the filing thereof;

(k) Misrepresentations. Borrower, any Guarantor or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Ex-Im Bank or to induce Ex-Im Bank to enter this Agreement or any Loan Document or to make any Disbursement hereunder, and such representation, warranty, or other statement is incorrect in any material respect when made;

(l) Guarantee. (i) Any guarantee of any Obligations terminates or ceases for any reason to be in full force and effect; (ii) any Guarantor does not perform any obligation or covenant under any guarantee of the Obligations or (iii) any Guarantor dies, liquidates, winds up or terminates its existence; or

(m) Material Deviation. There shall occur at any time, any material deviation in the facts, circumstances and information of the Borrower or any Guarantor from the facts, circumstances and information provided in the Application.

Section 9. EX-IM BANK’S RIGHTS AND REMEDIES.

(a) Rights and Remedies. While an Event of Default occurs and continues Ex-Im Bank may, without notice or demand:

i. declare all Obligations immediately due and payable (but if an Event of Default described in Sections 8(f) or 8(i) occurs all Obligations are immediately due and payable without any action by Ex-Im Bank);

ii. stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Ex-Im Bank; and

iii. exercise all rights and remedies available to Ex-Im Bank under the Loan Documents or at law or equity, including all remedies provided under the UCC (including disposal of the Collateral pursuant to the terms thereof).

(b) Power of Attorney. Borrower hereby irrevocably appoints Ex-Im Bank as its lawful attorney-in-fact, which Ex-Im Bank shall only exercise upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (iii) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Ex-Im Bank determines reasonable; (iv) make, settle, and adjust all claims under Borrower’s insurance policies; (v) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (vi) transfer the Collateral into the name of Ex-Im Bank or a third party as the UCC permits. Borrower hereby appoints Ex-Im Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Ex-Im Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Ex-Im Bank is under no further obligation to make Disbursements hereunder. Ex-Im Bank’s foregoing appointment as Borrower’s attorney-in-fact, and all of Ex-Im Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Ex-Im Bank’s obligation to provide Disbursements terminates.

(c) Ex-Im Bank’s Liability for Collateral. So long as Ex-Im Bank complies with reasonable practices regarding the safekeeping of the Collateral in the possession or under the control of Ex-Im Bank, Ex-Im Bank shall not be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage to the Collateral; (iii) any diminution in the value of the Collateral or (iv) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

(d) No Waiver; Remedies Cumulative. Ex-Im Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Ex-Im Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Ex-Im Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Ex-Im Bank has all rights and remedies provided under the UCC, by law, or in equity. Ex-Im Bank’s exercise of one right or remedy is not an election and shall not preclude Ex-Im Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Ex-Im Bank’s waiver of any Event of Default is not a continuing waiver. Ex-Im Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

(e) Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Ex-Im Bank on which Borrower is liable.

Section 10. NOTICES. All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated as the Borrower’s notice address on Annex A, in the case of the Borrower, or set forth below, in the case of Ex-Im Bank. Ex-Im Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Ex-Im Bank:	Export-Import Bank of the United States
811 Vermont Avenue, N.W.
Suite 1137
Washington, D.C. 20571
Attn: Vice President – Small Business Finance Division
Fax: (202) 565-3930
Email: SBFD@exim.gov

Section 11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER. New York law shall govern the Loan Documents without regard to principles of conflicts of law. Borrower, each Guarantor and Ex-Im Bank each submit to the exclusive jurisdiction of the State and Federal courts in New York, New York; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Ex-Im Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Ex-Im Bank. Borrower and each Guarantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower and each Guarantor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower and each Guarantor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower or such Guarantor at the address set forth or referred to in Section 10 of this Agreement (or, in the case of Guarantors, at the address set forth below their signature on the signature page hereto) and that service so made shall be deemed completed upon the earlier to occur of Borrower’s or such Guarantor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, EACH GUARANTOR AND EX-IM BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

Section 12. GENERAL PROVISIONS.

(a) Successors and Assigns; Miscellaneous. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Ex-Im Bank’s prior written consent (which may be granted or withheld in Ex-Im Bank’s discretion). Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

(b) Indemnification; Fees and Expenses. Each of Borrower and each Guarantor, jointly and severally, agrees to indemnify, defend and hold Ex-Im Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Ex-Im Bank (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from the administration, enforcement and other transactions between Ex-Im Bank and Borrower contemplated by the Loan Documents. For avoidance of doubt, Borrower agrees to pay all expenses of Ex-Im Bank in connection with any subsequent amendments, waivers or modifications to the Loan Documents or any enforcement actions, including reasonable attorneys’ fees and expenses in connection therewith.

(c) Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

(d) Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligations of Borrower and Guarantors in Section 12(b) to indemnify Ex-Im Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

Section 13. GUARANTEE. Each Guarantor hereby irrevocably, unconditionally and jointly and severally guarantees, each as a primary obligor and not merely as a surety, to Ex-Im Bank the due and punctual payment of the principal of and the premium, if any, and interest on the Obligations and any and all other amounts due under or pursuant to the Loan Documents, when and as the same shall become due and payable (whether at stated maturity or by optional or mandatory prepayment or by declaration, redemption or otherwise) in accordance with the terms of the Loan Documents. Guarantors’ guarantee under this Section 13 is an absolute, present and continuing guarantee of payment and not of collectibility, and is in no way conditional or contingent upon any attempt to collect from Borrower, any Guarantors or any other guarantor of the Obligations (or any portion thereof) or upon any other action, occurrence or circumstances whatsoever. In the event that Borrower or any Guarantor shall fail so to pay any such principal, premium, interest or other amount to Ex-Im Bank, Guarantors will pay the same forthwith, without demand, presentment, protest or notice of any kind (all of which are waived by Guarantors to the fullest extent permitted by law), in lawful money of the United States, at the place for payment specified in the Loan Documents or specified by Ex-Im Bank in writing, to Ex-Im Bank. Guarantors further agree, promptly after demand, to pay to Ex-Im Bank the costs and expenses incurred by Ex-Im Bank in connection with enforcing its rights against Borrower and any or all Guarantors (whether in a bankruptcy proceeding or otherwise) following any default in payment of any of the Obligations or the obligations of Guarantors hereunder, including, without limitation, the fees and expenses of counsel to Ex-Im Bank. The obligations of Guarantors hereunder are and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of this Agreement, any of the Obligations or any of the Loan Documents, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any Guarantors may have against Borrower, any other Guarantor or Ex-Im Bank, hereunder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, to the fullest extent permitted by law, any circumstance or condition whatsoever (whether or not any of Guarantors shall have any knowledge or notice thereof), including, without limitation (a) any amendment, waiver, consent or modification to any Loan Document (including any extension of the maturity thereof), (b) any failure or delay by Ex-Im Bank in exercising or enforcing any right, power or remedy or any release of any security or any other guarantor by Ex-Im Bank or any failure to give notice to any Guarantor, (c) any Insolvency Proceeding with respect to Borrower or any Guarantor, (d) any action by Borrower, including any failure to comply with any obligations Borrower may have to Guarantors under any agreement, any failure to inform Guarantors in connection with the Obligations or any other failure or delay of any performance of Borrower hereunder or otherwise, (e) any other circumstance (other than payment in full) which might otherwise constitute a legal or equitable discharge or defense of a guarantor or which might in any manner or to any extent vary the risk of such Guarantor. Each Guarantor hereby waives, to the extent permitted by applicable law, notice of any matters heretofore referred to in this Section 13, any statutory notices including presentment, demand of payment from Borrower or any other Guarantor, notice of acceptance, notice of default, protest, nonpayment or dishonor, any requirement of diligence on the part of Ex-Im Bank in pursuing its remedies and any requirement that Ex-Im Bank resort to its remedies in any particular order or proceed against Borrower or any other Guarantor or any Collateral before proceeding against such Guarantor. The obligations of Guarantors under this Section 13 shall not be discharged until final payment in full of the Obligations and shall continue in full force and effect or be automatically reinstated, as the case may be, if any payment made by Borrower or any Guarantor in respect of any Obligations is rescinded or must otherwise be restored or returned by the recipient upon any Insolvency Proceeding of Borrower or any Guarantor. Until payment in full of the Obligations, Guarantors hereby waive any right of subrogation, indemnity, reimbursement or contribution and any right to enforce any remedy or proceed against any Collateral in connection therewith.

Section 14. DEFINITIONS. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the UCC with such additions to such term as may hereafter be made, and includes all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the UCC with such additions to such term as may hereafter be made.

“Agreement” is defined in the preamble hereof.

“Application” is defined in Section 5(a)(ii).

“Borrower” is defined in Annex A.

“Borrower Resolution and Incumbency Certificate” is that certain certificate attached hereto as Exhibit A.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Ex-Im Bank is closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) certificates of deposit maturing no more than one (1) year after issue.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Country Limitation Schedule” is the schedule published from time to time by Ex-Im Bank setting forth on a country by country basis whether and under what conditions Ex-Im Bank will provide coverage for the financing of export transactions to countries listed therein.

“Disbursement” is any extension of credit by Ex-Im Bank for Borrower’s benefit.

“Disbursement Request Form” is that certain form attached hereto as Exhibit C.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” is defined in Annex A.

“Eligible Person” is a sole proprietorship, partnership, limited liability partnership, corporation or limited liability company which (a) is domiciled, organized or formed, as the case may be, in the United States, whether or not such entity is owned by a foreign national or foreign entity; (b) is not currently suspended or debarred from doing business with the United States government or any instrumentality, division, agency or department thereof; (c) has had export sales in at least one (1) of the past three (3) years prior to the Effective Date; (d) operates and has operated as a going concern for at least three (3) years prior to the Effective Date and (e) has revenue generating operations relating to its core business activities for at least three (3) years prior to the Effective Date.

“Equipment” is all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes all machinery, fixtures, goods, vehicles and any interest in any of the foregoing.

“Event of Default” is defined in Section 8.

“Ex-Im Bank” is defined in the preamble.

“Ex-Im Wire Instructions” is defined in Annex A.

“Exposure Fee” is defined in Annex A.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the UCC in effect on the Effective Date with such additions to such term as may hereafter be made, and includes all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is defined in Annex A.

“Guarantor Financial Statements” is defined in Section 6(b)(ii).

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12(b).

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is all of Borrower’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to Borrower;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Rate” is defined in Annex A.

“Inventory” is all “inventory” as defined in the UCC in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Items” are the finished goods or services which are intended for export from the United States and meet the U.S. Content requirements specified in Section 7 of the Application.

“Letter of Direction” is that certain letter attached hereto as Exhibit E.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement and the Application, those certain direction to pay proceeds agreements or other instruments evidencing Ex-Im’s security interest in and to the proceeds under any letter of credit naming the Borrower as a beneficiary, and any other present or future agreement between Borrower and any Guarantor and/or for the benefit of Ex-Im Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Material Adverse Effect” is a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or any Guarantor, (b) Borrower's or any Guarantor’s ability to pay or perform the Obligations in accordance with the terms thereof, (c) the Collateral or Ex-Im Bank's Liens on the Collateral or the priority of such Lien, or (d) Ex-Im Bank's rights and remedies under the Loan Documents.

“Maturity Date” is defined in Annex A.

“Maximum Loan Amount” is defined in Annex A.

“Obligations” are Borrower’s and each Guarantor’s obligations to pay when due any debts, principal, interest, Ex-Im Bank expenses and other amounts Borrower and each Guarantor owes Ex-Im Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Ex-Im Bank.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Originator” is defined in Annex A.

“Patents” are all patents, patent applications and like protections including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Indebtedness” is:

(a) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(b) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(c) Indebtedness secured by Liens permitted under clause (f) of the definition of “Permitted Liens” in a principal amount not to exceed the purchase price of the property purchased with the proceeds of such Indebtedness;

(d) Borrower’s Indebtedness to Ex-Im Bank under this Agreement and the other Loan Documents; and

(e) Indebtedness existing on the Effective Date, disclosed in the Application and shown on Schedule 1.

“Permitted Investments” are Investments consisting of Cash Equivalents.

“Permitted Liens” are:

(a) Liens for taxes, assessments or other governmental charges or levies not delinquent, or, being contested in good faith and by appropriate proceedings; provided that, the Lien shall have no effect on the priority of the Liens in favor of Ex-Im Bank or the value of the assets in which Ex-Im Bank has such a Lien and a stay of enforcement of any such Lien shall be in effect;

(b) deposits or pledges securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation;

(c) deposits or pledges securing bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of such Borrower's business;

(d) judgment Liens that have been stayed or bonded;

(e) mechanics’, workers’, materialmen’s or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due;

(f) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof; provided, that, any such Lien shall not encumber any other property of Borrower;

(g) security interests being terminated concurrently with the execution of the Loan Documents;

(h) Liens arising under this Agreement in favor of Ex-Im Bank; and

(i) Liens existing on the Effective Date, disclosed in the Application and shown on Schedule 1.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Referral Fee” is defined in Annex A.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Trademarks” are any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“UCC” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Ex-Im Bank’s or Ex-Im Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“U.S. Content” is, with respect to any Item, all the costs, including labor, materials, services and overhead, but not markup or profit margin, which are of United States origin or manufacture, and which are incorporated into such Item in the United States.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ENER-CORE, INC.

By: /s/ Alain Castro
Name:	Alain Castro
Title:	CEO

EX-IM BANK:

EXPORT-IMPORT BANK OF THE UNITED STATES

By: /s/ James C. Newton
Name:	James C. Newton
Title: Acting Vice President

STATE OF CALIFORNIA	)
) ss:

COUNTY OF	ORANGE	)

I, Erika Lopez, a notary public in and for Orange, DO HEREBY CERTIFY that Alain Castro, CEO of Ener-Core, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Borrower”), personally appeared before me in said jurisdiction, personally known to me and known by me to be the person who executed on behalf of Borrower the Loan, Security and Guarantee Agreement annexed hereto, who acknowledged the same to be his or her own free act and deed and the free act and deed of Borrower, and that he or she had the necessary authority to do so.

Given under my hand and notarial seal this 24th day of Oct, 2013.

/s/ Erika Lopez

Notary Public

My commission expires:

07/09/2015